EXHIBIT 32.2


                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
                                   PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


      In connection with the Annual Report of The Bear Stearns Companies Inc. (the "Company") on Form 10-K for the fiscal year ended November 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Samuel L. Molinaro Jr., Executive Vice President, Chief Financial Officer and Chief Operating Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:


      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: January 29, 2008


/s/ Samuel L. Molinaro Jr.
Samuel L. Molinaro Jr.
Executive Vice President,
Chief Financial Officer and Chief Operating Officer



      This certification shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.